Exhibit 99.1

The First Bancorp Reports Net Income Up 17.7% Year-to-Date

DAMARISCOTTA, ME, July 23, 2014 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the six months ended June 30, 2014. Net income was $7.2 million, up $1.1 million or 17.7% from the same period in 2013, and earnings per common share on a fully diluted basis of $0.67 were up $0.11 or 19.6% from the same period in 2013. The Company also announced unaudited results for the quarter ended June 30, 2014. Net income was $3.7 million, up $505,000 or 15.6% from the second quarter of 2013 and earnings per common share on a fully diluted basis of $0.35 were up $0.06 or 20.7% from the second quarter of 2013.
“Net income for the second quarter of 2014 was the third best quarterly income reported in the Company’s history,” Daniel R. Daigneault, the Company’s President and Chief Executive Officer observed, “just $85,000 or 2.2% below the single-quarter record set in the third quarter of 2008. Our strong operating results were driven by three factors: lower credit costs, good asset growth, and an improved net interest margin. In addition, the Board of Directors voted to increase the quarterly dividend in June from 20 cents per share to 21 cents per share.
“The significant improvement seen in credit quality in 2014 can be measured in several ways,” President Daigneault commented. “Non-performing assets stood at 1.16% of total assets as of June 30, 2014 - the lowest level we have seen since the third quarter of 2008. This is well below the 2.32% peak in non-performing assets at December 31, 2011, and down from 1.44% at December 31, 2013. Past-due loans were 1.26% of total loans at June 30, 2014, down from 1.82% of total loans at the end of 2013 and at the lowest level seen since 2007.
“Net chargeoffs for the first six months of 2014 were $370,000 or 0.09% of average loans on an annualized basis, compared to $2.5 million or 0.59% of average loans for the first six months of 2013,” President Daigneault continued. “With significantly lower levels of non-performing assets and net chargeoffs, our provision for loan losses in the first half of 2014 was only $500,000 - a $2.2 million or 81.5% reduction from the $2.7 million we provisioned in the first half of 2013. The $100,000 provision that was made in the second quarter of 2014 is the lowest quarterly provision we have made since the fourth quarter of 2005. The allowance for loan losses stood at 1.31% of total loans as of June 30, 2014, even with December 31, 2013 and down from 1.46% a year ago.
“The lower provision for loan losses more than offset the $2.1 million reduction in non-interest income resulting from reduced securities gains and mortgage origination income in the first half of 2014 compared to the first half of 2013," President Daigneault said. "At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $607,000 lower in the first half of 2014 compared to the first half of 2013. These were a major factor in the $269,000 reduction in non-interest expense we saw in the first half of 2014 compared to the first half of 2013.
“The Company’s total assets topped $1.5 billion for the first time in the second quarter of 2014,” said President Daigneault. “Loan demand has picked up in 2014, with total loans increasing $15.5 million or 1.8% year-to-date to $891.9 million. At the same time the investment portfolio has increased $26.9 million or 5.5% to $515.9 million. On the funding side of the balance sheet, low-cost deposits are up $20.9 million or 5.2% year-to-date, and borrowed funds have increased $19.4 million or 6.9% year-to-date."
“Net interest income on a tax-equivalent basis for the first six months of 2014 is up $1.4 million compared to the first six months of 2013,” commented F. Stephen Ward, the Company’s Chief Financial Officer. “Higher levels of earning assets were responsible for $891,000 of the increase and $424,000 resulting from an improved net interest margin. After a prolonged period of margin compression which lasted more than five years, we have seen an improving trend over the past four quarters. Our net interest margin was 3.11% for the first six months of 2014 compared to 3.04% for the same period in 2013.
“The improvement in credit quality and net interest margin can be seen in our operating ratios,” Mr. Ward continued. “As we grow into the higher expense base attributable to the Rockland and Bangor offices that we opened in 2012 and 2013, our efficiency ratio dropped to 55.48% for the first six months of 2014 from 57.26% for the first six months of 2013. The efficiency ratio remains well below the Bank’s UBPR peer group average which stood at 67.93% as of March 31, 2014. Our return on average assets was 0.98% for the first six months of 2014 compared to 0.87% for the first six months of 2013, and our return on average tangible common equity was 11.71% compared to 9.70% for the same periods, respectively.
“The First Bancorp’s price per share was $17.46 at June 30, 2014, up $0.04 or 0.23% from December 31, 2013,” Mr. Ward noted. “When dividends are added, our total return was 2.64% year-

to-date. This lagged the broad market, as measured by the S&P 500 with a total return of 7.13% for the period, and was just slightly below the Russell 2000 index that we are included in, which had a total return of 3.19%. We outperformed the banking industry, however, with total returns for the period of -1.05% for the KBW Regional Bank index and 1.14% for the Nasdaq Bank Index.”
“After raising the dividend in 2013 for the first time in more than five years, the Board of Directors voted to raise the dividend by one cent in the second quarter of 2014 to 21 cents per share per quarter,” President Daigneault commented. “With improved credit quality and other key metrics, increasing the dividend again is consistent with the overall performance we have seen over the past year. Our generous dividend continues to be one of the major reasons people invest in our stock, especially with a dividend payout ratio of 61.19% and an annualized dividend yield of 4.81% based on the quarter-end closing price of $17.46 per share.”
“I am pleased that our strong performance in the first half of 2014 was driven by multiple factors,” President Daigneault concluded, “lower credit costs, good asset growth, and an improved net interest margin. While the economy may not be at the levels experienced in the early 2000s, it has rebounded considerably in the past year, as seen in our year-over-year performance. Continuing to share our operating results with our shareholders in the form of higher cash dividends remains a priority for Management and the Board of Directors, and we are very mindful of the importance this has in the overall performance of our stock.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2014	December 31, 2013	June 30, 2013
Assets
Cash and due from banks	$20,416	$16,570	$18,683
Interest-bearing deposits in other banks	272	2,562	334
Securities available for sale	303,880	305,824	287,735
Securities to be held to maturity	198,135	169,277	177,264
Restricted equity securities, at cost	13,912	13,912	13,912
Loans held for sale	272	83	1,047
Loans	891,864	876,367	866,071
Less allowance for loan losses	11,644	11,514	12,670
Net loans	880,220	864,853	853,401
Accrued interest receivable	6,247	5,038	6,443
Premises and equipment	21,933	23,616	23,913
Other real estate owned	4,863	4,807	5,826
Goodwill	29,805	29,805	29,805
Other assets	24,125	27,616	26,133
Total assets	$1,504,080	$1,463,963	$1,444,496
Liabilities
Demand deposits	$99,210	$106,125	$88,540
NOW deposits	174,680	151,322	139,022
Money market deposits	92,060	86,730	87,993
Savings deposits	153,602	149,103	142,718
Certificates of deposit	220,360	210,321	197,888
Certificates $100,000 to $250,000	253,185	278,674	334,361
Certificates $250,000 and over	40,339	42,124	37,160
Total deposits	1,033,436	1,024,399	1,027,682
Borrowed funds	298,520	279,125	257,108
Other liabilities	14,675	14,341	13,734
Total Liabilities	1,346,631	1,317,865	1,298,524
Shareholders' equity
Common stock	107	106	106
Additional paid-in capital	58,823	58,395	58,066
Retained earnings	96,785	94,000	91,348
Net unrealized gain/(loss) on securities available-for-sale	1,546	(6,591)	(3,433)
Net unrealized gain/(loss) on postretirement benefit costs	188	188	(115)
Total shareholders' equity	157,449	146,098	145,972
Total liabilities & shareholders' equity	$1,504,080	$1,463,963	$1,444,496
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,710,673	10,671,192	10,659,764
Book value per common share	$14.70	$13.69	$13.69
Tangible book value per common share	$11.87	$10.83	$10.82

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarters ended June 30,
In thousands of dollars, except per share data	2014	2013	2014	2013
Interest income
Interest and fees on loans	$17,220	$17,530	$8,642	$8,738
Interest on deposits with other banks	3	4	1	2
Interest and dividends on investments	8,140	6,980	4,097	3,509
Total interest income	25,363	24,514	12,740	12,249
Interest expense
Interest on deposits	3,629	4,012	1,804	2,025
Interest on borrowed funds	2,188	2,228	1,101	1,113
Total interest expense	5,817	6,240	2,905	3,138
Net interest income	19,546	18,274	9,835	9,111
Provision for loan losses	500	2,700	100	1,200
Net interest income after provision for loan losses	19,046	15,574	9,735	7,911
Non-interest income
Investment management and fiduciary income	1,102	968	585	519
Service charges on deposit accounts	1,301	1,423	682	775
Net securities gains	40	1,087	4	788
Mortgage origination and servicing income	354	1,387	160	491
Other operating income	1,993	2,002	1,027	1,006
Total non-interest income	4,790	6,867	2,458	3,579
Non-interest expense
Salaries and employee benefits	7,220	6,994	3,523	3,520
Occupancy expense	1,171	1,069	559	522
Furniture and equipment expense	1,372	1,310	675	688
FDIC insurance premiums	519	584	254	294
Amortization of identified intangibles	163	163	81	81
Other operating expense	4,098	4,692	2,199	2,318
Total non-interest expense	14,543	14,812	7,291	7,423
Income before income taxes	9,293	7,629	4,902	4,067
Applicable income taxes	2,118	1,531	1,155	825
Net Income	$7,175	$6,098	$3,747	$3,242
Basic earnings per share	$0.67	$0.56	$0.35	$0.29
Diluted earnings per share	$0.67	$0.56	$0.35	$0.29

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarters ended June 30,
Dollars in thousands, except for per share amounts	2014	2013	2014	2013

Summary of Operations
Interest Income	$25,363	$24,514	$12,740	$12,249
Interest Expense	5,817	6,240	2,905	3,138
Net Interest Income	19,546	18,274	9,835	9,111
Provision for Loan Losses	500	2,700	100	1,200
Non-Interest Income	4,790	6,867	2,458	3,579
Non-Interest Expense	14,543	14,812	7,291	7,423
Net Income	7,175	6,098	3,747	3,242
Per Common Share Data
Basic Earnings per Share	$0.67	$0.56	$0.35	$0.29
Diluted Earnings per Share	0.67	0.56	0.35	0.29
Cash Dividends Declared	0.410	0.390	0.210	0.195
Book Value per Common Share	14.70	13.69	14.70	13.69
Tangible Book Value per Common Share	11.87	10.82	11.87	10.82
Market Value	17.46	17.48	17.46	17.48
Financial Ratios
Return on Average Equity (a)	9.40%	8.18%	9.59%	8.38%
Return on Average Tangible Common Equity (a)	11.71%	9.70%	11.90%	9.93%
Return on Average Assets (a)	0.98%	0.87%	1.01%	0.92%
Average Equity to Average Assets	10.43%	11.18%	10.58%	11.23%
Average Tangible Equity to Average Assets	8.37%	9.01%	8.52%	9.06%
Net Interest Margin Tax-Equivalent (a)	3.11%	3.04%	3.10%	3.02%
Dividend Payout Ratio	61.19%	69.64%	60.00%	67.24%
Allowance for Loan Losses/Total Loans	1.31%	1.46%	1.31%	1.46%
Non-Performing Loans to Total Loans	1.42%	2.25%	1.42%	2.25%
Non-Performing Assets to Total Assets	1.16%	1.75%	1.16%	1.75%
Efficiency Ratio	55.48%	57.26%	55.08%	57.90%
At Period End
Total Assets	$1,504,080	$1,444,496	$1,504,080	$1,444,496
Total Loans	891,864	866,071	891,864	866,071
Total Investment Securities	515,927	478,911	515,927	478,911
Total Deposits	1,033,436	1,027,682	1,033,436	1,027,682
Total Shareholders' Equity	157,449	145,972	157,449	145,972
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2014 and 2013.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net interest income as presented	$19,546	$18,274	$9,835	$9,111
Effect of tax-exempt income	1,825	1,726	903	875
Net interest income, tax equivalent	$21,371	$20,000	$10,738	$9,986
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Non-interest expense, as presented	$14,543	$14,812	$7,291	$7,423
Net interest income, as presented	19,546	18,274	9,835	9,111
Effect of tax-exempt income	1,825	1,726	903	875
Non-interest income, as presented	4,790	6,867	2,458	3,579
Effect of non-interest tax-exempt income	91	89	45	44
Net securities gains	(40)	(1,087)	(4)	(788)
Adjusted net interest income plus non-interest income	$26,212	$25,869	$13,237	$12,821
Non-GAAP efficiency ratio	55.48%	57.26%	55.08%	57.90%
GAAP efficiency ratio	59.76%	58.92%	59.31%	58.49%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Average shareholders' equity as presented	153,988	158,472	156,724	159,092
Less preferred stock	—	(8,106)	—	(3,994)
Less intangible assets	(30,420)	(30,746)	(30,420)	(30,746)
Tangible average shareholders' equity	123,568	119,620	126,304	124,352

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.